UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 30, 2012
Date of Report (date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 2, 2012, Schiff Nutrition International, Inc. (“Schiff”, the “Company”, “we”, “us” or “our”) filed a Report on Form 8-K announcing, among other things, our execution of a Stock Purchase Agreement to acquire all of the outstanding capital stock of Airborne, Inc. for aggregate consideration of $150.0 million in cash (the “Acquisition”) effective March 30, 2012 (the “Closing Date”).  On the Closing Date, we also entered into a credit agreement with Royal Bank of Canada, as issuing bank, swingline lender and administrative agent, pursuant to which we borrowed $150.0 million of term loans to finance the Acquisition and together with cash on our balance sheet to pay related fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements Of Business Acquired.

The Report of the Independent Certified Public Accountants, the financial statements and the notes thereto of the business acquired are attached as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of the Company and subsidiaries as of February 29, 2012 and the unaudited pro forma consolidated statements of operations for the year ended May 31, 2011 and the nine months ended February 29, 2012, and the notes thereto, will be filed no later than 71 calendar days after the date that the initial report on Form 8-K was required to be filed.  These pro forma financial statements will reflect the allocation of the $150.0 million purchase price.  We acquired approximately $9.0 million to $10.0 million of net tangible assets in the Acquisition, consisting primarily of working captial.  The remainder of the purchase price will be allocated to specifically identified intangible assets and goodwill.

(d)  Exhibits.

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
99.1
Audited Financial Statements of Airborne, Inc. as of January 31, 2012 and April 30, 2011, and for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011, and the period from October 7, 2009 through April 30, 2010, and for Airborne Health, Inc. for the period from May 1, 2009 through October 6, 2009; and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: April 18, 2012

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
99.1
Audited Financial Statements of Airborne, Inc. as of January 31, 2012 and April 30, 2011, and for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011, and the period from October 7, 2009 through April 30, 2010, and for Airborne Health, Inc. for the period from May 1, 2009 through October 6, 2009; and the notes thereto.